Exhibit 23.8

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-221213) of BP Midstream Partners LP of our report dated February 26, 2016 relating to the financial statements of Mars Oil Pipeline Company, which appears in this Current Report on Form 8‑K/A.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 31, 2018